Exhibit 99.6

CONSENT

I hereby consent to serve as a director of Circle Internet Finance Public Limited Company (the “Company”), if elected as such, and to be named as a nominee or potential nominee for director of the Company in any registration statement filed by the Company under the Securities Act of 1933, as amended, including all amendments and post-effective amendments or supplements thereto and any prospectus and/or proxy statement contained therein.

/s/ Bob Diamond
Name: Bob Diamond

Date:	October 18, 2022